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                                                            Exhibit 23

INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-27427 and Registration Statement No. 33-45013 on Form S-8; and, Amendment No. 3 to Registration Statement No. 33-40630, Amendment No. 2 to Registration Statement No. 33-30853, Amendment No. 1 to Registration Statement No. 33-70006, and Registration Statement No. 33-65063 on Form S-3 of Pacific Pharmaceuticals (formerly Xytronyx, Inc.) and Subsidiaries (collectively, the "Company", a development stage enterprise) of our report dated May 2, 1997 (June 23, 1997 as to the first paragraph of Note 8 and August 7, 1997 as to the second paragraph of Note 8); which report contains an explanatory paragraph referring to the Company's activities as those of a development stage enterprise, appearing in this Annual Report on Form 10-K/A of the Company for the year ended March 31, 1997.




DELOITTE & TOUCHE LLP

San Diego, California
August 26, 1997